Exhibit 5.1

Orrick, Herrington & Sutcliffe LLP
 The Orrick Building
405 Howard Street
San Francisco, CA 94105-2669

+1 415 773 5700
 orrick.com

May 28, 2021

SemiLEDs Corporation
3F, No. 11 Ke Jung Rd., Chu-Nan Site,
Hsinchu Science Park, Chu-Nan 350,
Miao-Li County, Taiwan, R.O.C.

Re:	SemiLEDs Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), filed on date hereof with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”) by SemiLEDs Corporation, a Delaware corporation (the “Company”), of the following securities with an aggregate offering price of up to $30,000,000 or the equivalent  or in one or more foreign currencies: (a) common stock of the Company, par value $0.0000056 per share (the “Common Stock”), including Common Stock that may be issued upon conversion of the Warrants (as defined below); (b) preferred stock of the Company, par value $0.0000056 per share (the “Preferred Stock”), including preferred stock that may be issued upon conversion of the Warrants; (c) warrants to purchase Common Stock or Preferred Stock (collectively, the “Warrants”); (d) rights (the “Rights”) to purchase Common Stock, Preferred Stock or Units (as defined below) to be issued pursuant to one or more standby underwriting, backstop or other agreements with one or more underwriters or other persons (each, a “Rights Agreement”); and (e) units comprising shares of Common Stock, shares of Preferred Stock and/or Warrants (the “Units” and, together with the Common Stock, the Preferred Stock, the Warrants and the Rights, the “Securities”) to be issued pursuant to one or more unit agreements (each, a “Unit Agreement”).

The offering of the Securities will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as to the enforceability of the Warrants, the Units and the Rights, and the validity of the Common Stock and the Preferred Stock.

We have examined the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Based on and subject to the foregoing, and assuming that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (v) a definitive purchase, underwriting, or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise, we are of opinion that:

1.
The Common Stock to be issued and sold by the Company will be validly issued, fully paid, and nonassessable at such time as: (a) the terms of the issuance and sale of the Common Stock have been duly authorized by appropriate action of the Company and (b) the Common Stock has been duly issued and sold as contemplated by the Registration Statement, the Prospectus and any prospectus supplement relating thereto. The shares of Common Stock to be sold by the selling securityholders are duly authorized, validly issued, fully paid, and non-assessable.

2.
The Preferred Stock will be validly issued, fully paid, and nonassessable at such time as: (a) the terms of the issuance and sale of the Preferred Stock have been duly authorized by appropriate action of the Company and (b) the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the Prospectus and any prospectus supplement relating thereto.

3.
The Warrants will be valid and legally binding obligations of the Company at such time as: (a) the terms of the Warrants and of their issuance and sale have been approved by appropriate action of the Company and the applicable warrant agent; and (b) the Warrants have been duly executed, authenticated and delivered in accordance with the applicable warrant agreement.

4.
The Rights will be valid and legally binding obligations of the Company at such time as: (a) the terms of the Rights and of their issuance and sale have been approved by appropriate action of the Company and the applicable rights agent; and (b) the Rights have been duly executed, authenticated and delivered in accordance with the applicable rights agreement.

5.
The Units will be valid and legally binding obligations of the Company at such time as: (a) the terms of the Units and of their issuance and sale have been approved by appropriate action of the Company and the applicable agent; and (b) the Units have been duly executed, authenticated and delivered in accordance with the applicable unit agreement.

The opinions set forth in paragraphs (3) through (5) above are subject, as to enforcement, to (a) the effect of bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally; (b) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, and the rules governing the availability of specific performance or injunctive relief, whether enforcement is sought in a proceeding in equity or at law; and (c) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

We express no opinion as to laws other than the laws of the State of New York with respect to the opinions set forth in paragraphs (3) through (5) above and the General Corporation Law of the State of Delaware with respect to the opinions set forth in paragraphs (1) and (2) above, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

We hereby consent to the reference to us under the heading “Legal Matters” in the Prospectus and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP
ORRICK, HERRINGTON & SUTCLIFFE LLP